UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 27, 2021

Marinus Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36576	20-0198082
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Radnor Corporate Center, Suite 500 100 Matsonford Rd, Radnor, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (484) 801-4670

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	MRNS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 27, 2021, Marinus Pharmaceuticals, Inc. (the “Company”), pursuant to its option under its previously disclosed Credit Agreement and Guaranty dated as of May 11, 2021 (the “Closing Date”) with Oaktree Fund Administration, LLC, as the Administrative Agent, and the lenders party thereto (as amended by that certain Letter Agreement dated May 17, 2021, the “Credit Agreement”), consummated a drawdown of $30.0 million of tranche A-2 term loans from the Credit Agreement (the “Tranche A-2 Term Loan”). As previously disclosed, the Credit Agreement provides for up to a $125.0 million term loan facility, $15.0 million of which was borrowed on the Closing Date. The Tranche A-2 Term Loan became available for the Company to utilize upon the written acceptance by the U.S. Food and Drug Administration (the “FDA”) of a New Drug Application (“NDA”) filing relating to the use of ganaxolone in treatment of seizures associated with CDKL5 deficiency disorder (“CDD” and, collectively, the “CDD NDA”). The Tranche A-2 Term Loan is scheduled to mature on May 11, 2026, unless earlier prepaid.

Pursuant to the Credit Agreement, and subject to the Company’s receipt of FDA approval of the CDD NDA and the achievement of certain financing, product development and product revenue milestones, and satisfaction of certain other conditions specified in the Credit Agreement, the Company would have the right to draw down three additional tranches in amounts up to $30.0 million, $25.0 million and $25.0 million, respectively.

The Company intends to use the proceeds of the Tranche A-2 Term Loan to continue clinical development activities and commercialization efforts for ganaxolone and for other working capital and general corporate purposes.

The description of the Credit Agreement included in Item 5 of the Company’s Quarterly Report on Form 10-Q filed on May 17, 2021 (the “May 2021 10-Q”) is incorporated herein by reference. The description of the Credit Agreement contained herein does not purport to be complete, and is qualified in its entirety by reference to the complete text of the Credit Agreement filed as Exhibit 10.1 and Exhibit 10.3 to the May 2021 10-Q.

Item 8.01.	Other Events.

On September 20, 2021, the Company issued a press release announcing that the FDA accepted for filing the CDD NDA. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference to this Item 8.01.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Credit Agreement and Guaranty, dated May 11, 2021, by and among Marinus Pharmaceuticals, Inc., as Borrower, Oaktree Fund Administration, LLC, as Administrative Agent, and the other lenders party thereto. (Incorporated by reference to Exhibit 10.1 to Form 10-Q filed on May 17, 2021.)
10.2	Letter Agreement, dated May 17, 2021, by and among Marinus Pharmaceuticals, Inc., as Borrower, Oaktree Fund Administration, LLC, as Administrative Agent, and the other lenders party thereto. (Incorporated by reference to Exhibit 10.3 to Form 10-Q filed on May 17, 2021.)
99.1	Press Release issued by Marinus Pharmaceuticals, Inc., dated September 20, 2021.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARINUS PHARMACEUTICALS, INC.

Date: September 27, 2021	/s/ Steven Pfanstiel
Steven Pfanstiel
Chief Financial Officer